EXHIBIT 99.2

                                                          INVESTOR CONTACT:
                                                                   Tim Iris
                                                      Phone: (631) 847-3169
                                                          tiris@gensemi.com

                                                            MEDIA CONTACTS:
                                    George Sard/David Reno/Jonas Leddington
                                                    Citigate Sard Verbinnen
                                                      Phone: (212) 687-8080



FOR IMMEDIATE RELEASE



            GENERAL SEMICONDUCTOR REPORTS FIRST QUARTER RESULTS

MELVILLE, NY, (APRIL 19, 2001) - GENERAL SEMICONDUCTOR, INC. (NYSE: SEM), a leading manufacturer of power management devices, today reported results in-line with the guidance it provided on March 12, 2001 for the quarter ended March 31, 2001. Sales for the quarter were $102.0 million, a decrease of 11.3% from the $115.0 million recorded in the first quarter of 2000. Sequentially, sales decreased 14.9% from the $119.9 million reported for the fourth quarter of 2000.

Operating income for the quarter, excluding one-time pre-tax restructuring charges, was $10.2 million, a 46% decrease from $18.9 million for the same period a year ago. Diluted earnings per share, excluding one-time after-tax charges, were $0.12, compared to the $0.23 recorded in the first quarter of 2000. As announced on February 8, 2001, the Company implemented a restructuring program to improve its cost structure, resulting in one-time pre-tax restructuring and asset impairment charges of $12.9 million in the first quarter.

New products represented 7% of sales in the quarter, compared to 4% in the same quarter a year ago, demonstrating the continued success of the Company's strategy. The Company has expanded its low voltage trench MOSFET offering to a total of 38 products and registered an additional 43 MOSFET design wins in the first quarter.

Ronald A. Ostertag, Chairman and Chief Executive Officer, said, "While the broad-based economic slowdown has affected our near-term revenue growth, we have taken the necessary actions to ensure our cost structure remains competitive. Additionally, we recently announced significant developments by our MOSFET design group in our proprietary trench technology, and we have achieved first silicon for a low-dropout regulator by our Analog design engineers, demonstrating significant progress in our move to penetrate this higher technology market. New products, which are generating a growing percentage of sales, the breadth of our geographic reach and the diversity of our businesses combine to put us in an enviable competitive position to weather the current economic downturn."

BUSINESS OUTLOOK

Based on current market conditions, the Company expects that revenues in the second quarter of 2001 will be slightly down sequentially, with diluted earnings per share remaining approximately flat as the Company begins to benefit from its cost restructuring program. "We are cautiously optimistic about the second half of the year," stated Robert J. Gange, Sr. Vice President and Chief Financial Officer. "We believe the combination of successful new products and the continued reduction of inventories in the channel will lead to a return to sequential revenue growth in the third quarter."

Mr. Ostertag concluded, "We remain committed to our power management strategy and continue to invest in new product development. We believe the Company is extremely well positioned to capitalize on growth opportunities as industry conditions improve."

ABOUT GENERAL SEMICONDUCTOR

General Semiconductor, Inc. is a market leader in the design, manufacture and distribution of power semiconductor components. The Company provides customers with a broad array of power management products including rectifiers, transient voltage suppressors, small signal transistors, diodes and MOSFETs. Its global customer base includes original equipment manufacturers, electronic distributors and contract equipment manufacturers. Key markets for its products include automotive, computers, consumer and telecommunications equipment.

 JOIN US FOR OUR CONFERENCE CALL TO BE BROADCAST LIVE AT 8:30 AM, THURSDAY,

         APRIL 19, 2001 BY VISITING OUR WEBSITE AT: www.gensemi.com

The information set forth above includes "forward-looking" information and, accordingly, the cautionary statements contained in Exhibit 99 to the Company's Form 10-K filing with the Securities and Exchange Commission are incorporated herein by reference. General Semiconductor's actual results could differ materially from the "forward-looking" information in this press release.

                        GENERAL SEMICONDUCTOR, INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
          (UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE INFORMATION)


                                                 THREE MONTHS ENDED
                                                      MARCH 31,
                                             ---------------------------
                                                 2001            2000
                                             -----------     -----------
NET SALES                                     $ 102,008       $ 114,970

Cost of sales                                    75,153          80,437
                                             -----------     -----------
GROSS PROFIT                                     26,855          34,533

Selling, general and administrative              12,734          12,664
Research and Development                          2,613           1,674
Amortization of excess of cost over
  fair value of net assets acquired               1,285           1,285
Restructuring                                     8,913              --
Asset write-off                                   4,035              --
                                             -----------     -----------
   Total operating costs and expenses             29,580          15,623
                                             -----------     -----------
OPERATING (LOSS) INCOME                          (2,725)         18,910
                                             -----------     -----------
Other income                                        118              15
Interest expense - net                           (3,974)         (5,305)
                                             -----------     -----------
(LOSS) INCOME BEFORE INCOME TAXES                (6,581)         13,620

Benefit from (provision for) income taxes         1,974          (4,086)
                                             -----------     -----------
NET (LOSS) INCOME                             $  (4,607)      $   9,534
                                             ===========     ===========
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic                                            37,726          37,331
Diluted                                          37,726          49,612

(LOSS) EARNINGS PER SHARE:
Basic                                         $   (0.12)      $    0.26
Diluted                                       $   (0.12)      $    0.23

EARNINGS PER SHARE BEFORE RESTRUCTURING
  AND ASSET WRITE-OFF CHARGES:
Basic                                         $    0.12       $    0.26
Diluted                                       $    0.12       $    0.23

                        GENERAL SEMICONDUCTOR, INC.
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                               (IN THOUSANDS)


                                             (unaudited)
                                              March 31,      December 31,
                                                 2001            2000
                                             -----------     -----------
Cash                                          $   3,254       $   4,913
Accounts receivable, less allowance
  for doubtful accounts                          59,100          66,246
Inventories                                      54,879          53,698
Other current assets                             23,108          25,151
                                             -----------     -----------

Total current assets                            140,341         150,008

Total non-current assets                        446,723         445,281
                                             -----------     -----------

TOTAL ASSETS                                  $ 587,064       $ 595,289
                                             ===========     ===========


Total current liabilities                     $  90,452       $  99,877
                                             -----------     -----------

Long-term debt                                  222,500         216,500
Other liabilities                                90,449          91,237
                                             -----------     -----------

Total non-current liabilities                   312,949         307,737
                                             -----------     -----------

Total liabilities                               403,401         407,614

Total stockholders' equity                      183,663         187,675
                                             -----------     -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $ 587,064       $ 595,289
                                             ===========     ===========

                        GENERAL SEMICONDUCTOR, INC.
                      CONDENSED CONSOLIDATED CASH FLOW
                         (UNAUDITED - IN THOUSANDS)


                                                 THREE MONTHS ENDED
                                                      MARCH 31,
                                             ---------------------------
                                                 2001            2000
                                             -----------     -----------
Income (loss) from operations                 $  (4,607)      $   9,534

Adjustments to reconcile to net cash
  provided by operating activities:
Depreciation and amortization                     8,175           7,358
Asset write-off in conjunction with
  restructuring                                   4,035              --
Changes in assets and liabilities                (3,566)         (2,916)
                                             -----------     -----------
Net cash provided by operating activities         4,037          13,976

Capital expenditures                            (11,710)         (6,750)

Net cash provided by (used in) financing
  activities                                      6,014          (4,395)
                                             -----------     -----------
(Decrease) increase in cash                      (1,659)          2,831

Cash, beginning of period                         4,913           2,586
                                             -----------     -----------
Cash, end of period                           $   3,254       $   5,417
                                             ===========     ===========